Exhibit 10.14

STOCK PLEDGE AGREEMENT

This STOCK PLEDGE AGREEMENT, dated as of June 9, 2014 (as amended, supplemented or otherwise modified from time to time in accordance with the provisions hereof, this “Agreement”), made by and among Axxess Pharma, Inc., a Nevada corporation (the “Borrower”), the undersigned parties as named on Schedule 1 hereto (collectively, the “Pledgor”), in favor of Beaufort Capital Partners LLC, (the “Secured Party”).

WHEREAS, on the date hereof, the Secured Party has made and may make loans to the Borrower in an aggregate unpaid principal amount of $250,000 (the “Loans”), evidenced by that certain secured promissory note of even date herewith (as amended, supplemented or otherwise modified from time to time, the “Loan Agreement”) made by the Borrower and payable to the order of the Secured Party. Capitalized terms used but not otherwise defined herein shall have the meanings assigned to such terms in the Loan Agreement.

WHEREAS, this Agreement is given by the Pledgor in favor of the Secured Party to secure the payment and performance of all of the Secured Obligations; and

WHEREAS, it is a condition to the obligations of the Secured Party to make the Loans under the Loan Agreement that the Pledgor and the Borrower execute and deliver this Agreement.

NOW, THEREFORE, in consideration of the mutual covenants, terms and conditions set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.	Definitions

(a) Unless otherwise specified herein, all references to Sections and Schedules herein are to Sections and Schedules of this Agreement.

(b) Unless otherwise defined herein, terms used herein that are defined in the UCC shall have the meanings assigned to them in the UCC. However, if a term is defined in Article 9 of the UCC differently than in another Article of the UCC, the term has the meaning specified in Article 9.

(c)	For purposes of this Agreement, the following terms shall have the following meanings:

“Average Daily Trading Volume” means the average trading volume of the common stock of the Borrower of the ten Trading Days prior to the date of an Event of Default under the Loan Agreement.

“Closing Price” means on any given Trading Day, the closing price (as reported by a direct feed service) of the common stock of the Borrower on the Principal Market or, if the Common Stock is not traded on a Principal Market, the highest reported closing price for the common stock of the Borrower, as made available through FINRA.

“Collateral” has the meaning set forth in Section 2.

“Event of Default” has the meaning set forth in the Loan Agreement.

“Maturity Date” has the meaning set forth in the Loan Agreement.

“Pledged Shares” means the shares of stock described in Schedule 1 hereto and issued by the Borrower to the Pledgor, as potentially adjusted by the “ratchet” provisions included in Schedule 1 and the adjustment in the amount of the Loans, as described in Schedule 1, and the certificates, instruments and agreements representing the Pledged Shares and includes any securities or other interests, howsoever evidenced or denominated, received by the Pledgor in exchange for or as a dividend or distribution on or otherwise received in respect of the Pledged Shares.

“Principal Market” means as of any given date, whichever of the New York Stock Exchange, the Nasdaq Global Select Market, the Nasdaq Global Market, the Nasdaq Capital Market, the American Stock Exchange, the OTCBB, the OTCQB, or the OTCPink is at the time the principal trading exchange or market for the common stock of the Borrower.

“Proceeds” means “proceeds” as such term is defined in Section 9-102 of the UCC and, in any event, shall include, without limitation, all dividends or other income from the Pledged Shares, collections thereon or distributions with respect thereto.

“Secured Obligations” has the meaning set forth in Section 3.

“Trading Day” shall mean any day during which the New York Stock Exchange shall be open for business.

“UCC” means the Uniform Commercial Code as in effect from time to time in the State of New York or, when the laws of any other state govern the method or manner of the perfection or enforcement of any security interest in any of the Collateral, the Uniform Commercial Code as in effect from time to time in such state.

2.      Pledge The Pledgor hereby pledges, assigns and grants to the Secured Party, and hereby creates a continuing first priority lien and security interest in favor of the Secured Party in and to all of its right, title and interest in and to the Pledged Shares, wherever located, whether now existing or hereafter from time to time arising or acquired (collectively, the “Collateral”).

3.	Secured Obligations The Collateral secures the due and prompt payment and performance of:

(a) the obligations of the Borrower and/or the Pledgor from time to time arising under the Loan Agreement, this Agreement or otherwise with respect to the due and prompt payment of (i) the principal of, and interest on the Loans (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise and (ii) all other monetary obligations, including fees, costs, attorneys’ fees and disbursements, reimbursement obligations, contract causes of action, expenses and indemnities, whether primary, secondary, direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, fixed or otherwise (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), of the Borrower and/or the Pledgor under or in respect of the Loan Agreement and this Agreement; and

(b) all other covenants, duties, debts, obligations and liabilities of any kind of the Borrower and/or the Pledgor under or in respect of the Loan Agreement, this Agreement or any other document made, delivered or given in connection with any of the foregoing, in each case whether evidenced by a note or other writing, whether allowed in any bankruptcy, insolvency, receivership or other similar proceeding, whether arising from an extension of credit, issuance of a letter of credit, acceptance, loan, guaranty, indemnification or otherwise, and whether primary, secondary, direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, fixed or otherwise (all such obligations, covenants, duties, debts, liabilities, sums and expenses set forth in Section 3 being herein collectively called the ”Secured Obligations”).

4.	Perfection of Pledge

(a) The Pledgor and the Borrower shall, from time to time, as may be required by the Secured Party with respect to all Collateral, immediately take all actions as may be requested by the Secured Party to perfect the security interest of the Secured Party in the Collateral, including, without limitation, with respect to all Collateral over which control may be obtained within the meaning of Section 8-106 of the UCC, the Pledgor and the Borrower shall immediately take all actions as may be requested from time to time by the Secured Party so that control of such Collateral is obtained and at all times held by the Secured Party. Such perfection may be achieved by the taking of possession of the Pledged Shares by the Secured Party. All of the foregoing shall be at the sole cost and expense of the Borrower.

(b) The Pledgor and the Borrower, as applicable, hereby irrevocably authorizes the Secured Party at any time and from time to time to file in any relevant jurisdiction any financing statements and amendments thereto that contain the information required by Article 9 of the UCC of each applicable jurisdiction for the filing of any financing statement or amendment relating to the Collateral, without the signature of the Pledgor where permitted by law. The Pledgor and the Borrower agrees to provide all information required by the Secured Party pursuant to this Section promptly to the Secured Party upon request.

5.	Representations and Warranties The Pledgor and the Borrower, as applicable, represent and warrant as follows:

(a) The Pledged Shares have been duly authorized and validly issued, and are fully paid and non-assessable and subject to no options to purchase or similar rights. All information set forth in Schedule 1 relating to the Pledged Shares is accurate and complete.

(b) At the time the Collateral becomes subject to the lien and security interest created by this Agreement, the Pledgor will be the sole, direct, legal and beneficial owner thereof, free and clear of any lien, security interest, encumbrance, claim, option or right of others except for the security interest created by this Agreement.

(c) The pledge of the Collateral pursuant to this Agreement creates a valid and perfected first priority security interest in the Collateral, securing the payment and performance when due of the Secured Obligations.

(d) The Borrower has full power, authority and legal right to borrow the Loans and the Pledgor has full power, authority and legal right to pledge the Collateral pursuant to this Agreement.

(e) Each of this Agreement and the Loan Agreement has been duly authorized, executed and delivered by the Borrower and the Pledgor and constitutes a legal, valid and binding obligation of the Borrower and the Pledgor enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally and subject to equitable principles (regardless of whether enforcement is sought in equity or at law).

(f) No authorization, approval, or other action by, and no notice to or filing with, any governmental authority, regulatory body or any other entity is required for the borrowing of the Loans and the pledge by the Pledgor of the Collateral pursuant to this Agreement or for the execution and delivery of the Loan Agreement and this Agreement by the Borrower and the Pledgor or the performance by the Borrower and/or Pledgor of its respective obligations thereunder and hereunder.

(g) The execution and delivery of the Loan Agreement and this Agreement by the Borrower and the Pledgor and the performance by the Borrower and the Pledgor of their respective obligations thereunder, will not violate any provision of any applicable law or regulation or any order, judgment, writ, award or decree of any court, arbitrator or governmental authority, domestic or foreign, applicable to the Borrower or the Pledgor, as applicable, or any of their respective property, or the organizational or governing documents of the Borrower or any agreement or instrument to which the Borrower or the Pledgor is party or by which it or its property is bound.

(h) The Pledgor has taken all action required on its part for control (as defined in Section 8-106 of the UCC) to have been obtained by the Secured Party over all Collateral with respect to which such control may be obtained pursuant to the UCC. No person other than the Secured Party has control or possession of all or any part of the Collateral. Without limiting the foregoing, all certificates, agreements or instruments representing or evidencing the Pledged Shares in existence on the date hereof have been delivered to the Secured Party in suitable form for transfer by delivery or accompanied by duly executed instruments of transfer or assignment in blank.

6.	Dividends and Voting Rights

(a) The Secured Party agrees that unless an Event of Default shall have occurred and be continuing, the Pledgor may, to the extent the Pledgor has such right as a holder of the Pledged Shares, vote and give consents, ratifications and waivers with respect thereto, except to the extent that, in the Secured Party’s reasonable judgment, any such vote, consent, ratification or waiver would detract from the value thereof as Collateral or which would be inconsistent with or result in any violation of any provision of the Loan Agreement or this Agreement.

(b) The Secured Party agrees that the Pledgor may, unless an Event of Default shall have occurred and be continuing, receive and retain all cash dividends and other distributions with respect to the Pledged Shares.

7.	Further Assurances

(a) The Pledgor shall, at its own cost and expense, defend title to the Collateral and the first priority lien and security interest of the Secured Party therein against the claim of any person claiming against or through the Pledgor and shall maintain and preserve such perfected first priority security interest for so long as this Agreement shall remain in effect.

(b) The Pledgor agrees that at any time and from time to time, at the expense of the Pledgor, the Pledgor will promptly execute and deliver all further instruments and documents, obtain such agreements from third parties, and take all further action, that may be necessary or desirable, or that the Secured Party may reasonably request, in order to perfect and protect any security interest granted hereby or to enable the Secured Party to exercise and enforce its rights and remedies hereunder or under any other agreement with respect to any Collateral.

(c) The Pledgor will not, without providing at least 30 days’ prior written notice to the Secured Party, change its legal name or identity. The Pledgor will, prior to any change described in the preceding sentence, take all actions reasonably requested by the Secured Party to maintain the perfection and priority of the Secured Party’s security interest in the Collateral.

8.       Transfers and Other Liens The Pledgor agrees that it will not sell, offer to sell, dispose of, convey, assign or otherwise transfer, grant any option with respect to, restrict, or grant, create, permit or suffer to exist any mortgage, pledge, lien, security interest, option, right of first offer, encumbrance or other restriction or limitation of any nature whatsoever on, any of the Collateral or any interest therein except as expressly provided for herein or with the prior written consent of the Secured Party.

9.       Secured Party Appointed Attorney-in-Fact The Pledgor hereby appoints the Secured Party the Pledgor’s attorney-in-fact, with full authority in the place and stead of the Pledgor and in the name of the Pledgor or otherwise, from time to time during the continuance of an Event of Default in the Secured Party’s discretion to take any action and to execute any instrument which the Secured Party may deem necessary or advisable to accomplish the purposes of this Agreement, including, without limitation, to receive, endorse and collect all instruments made payable to the Pledgor representing any dividend, interest payment or other distribution in respect of the Collateral or any part thereof and to give full discharge for the same (but the Secured Party shall not be obligated to and shall have no liability to the Pledgor or any third party for failure to do so or take action). Such appointment, being coupled with an interest, shall be irrevocable. The Pledgor hereby ratifies all that said attorneys-in-fact shall lawfully do or cause to be done by virtue hereof.

10.     Secured Party May Perform If the Pledgor fails to perform any obligation contained in this Agreement, the Secured Party may itself perform, or cause performance of, such obligation, and the expenses of the Secured Party incurred in connection therewith shall be payable by the Pledgor; provided that the Secured Party shall not be required to perform or discharge any obligation of the Pledgor.

11.     Reasonable Care The Secured Party shall have no duty with respect to the care and preservation of the Collateral beyond the exercise of reasonable care, and as further described below. The Secured Party shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which the Secured Party accords its own property, it being understood that the Secured Party shall not have any responsibility for (a) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Collateral, whether or not the Secured Party has or is deemed to have knowledge of such matters, or (b) taking any necessary steps to preserve rights against any parties with respect to any Collateral. Nothing set forth in this Agreement, nor the exercise by the Secured Party of any of the rights and remedies hereunder, shall relieve the Pledgor from the performance of any obligation on the Pledgor’s part to be performed or observed in respect of any of the Collateral.

12.	Remedies Upon Default If any Event of Default shall have occurred and be continuing:

(a) The Secured Party may, without any other notice to or demand upon the Pledgor, assert all rights and remedies of a secured party under the UCC or other applicable law, including, without limitation, the right to take possession of, hold, collect, sell, lease, deliver, grant options to purchase or otherwise retain, liquidate or dispose of all or any portion of the Collateral. If notice prior to disposition of the Collateral or any portion thereof is necessary under applicable law, written notice mailed to the Pledgor at its notice address as provided in Section 16 hereof ten days prior to the date of such disposition shall constitute reasonable notice, but notice given in any other reasonable manner shall be sufficient. So long as the sale of the Collateral is made in a commercially reasonable manner and in accordance with Section 13 below, the Secured Party may sell such Collateral on such terms and to such purchaser(s) as the Secured Party in its absolute discretion may choose, without assuming any credit risk and without any obligation to advertise or give notice of any kind other than that necessary under applicable law. Without precluding any other methods of sale, the sale of the Collateral or any portion thereof shall have been made in a commercially reasonable manner if conducted in conformity with reasonable commercial practices of creditors disposing of similar property. At any sale of the Collateral, if permitted by applicable law, the Secured Party may be the purchaser, licensee, assignee or recipient of the Collateral or any part thereof and shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold, assigned or licensed at such sale, to use and apply any of the Secured Obligations as a credit on account of the purchase price of the Collateral or any part thereof payable at such sale. To the extent permitted by applicable law, the Pledgor waives all claims, damages and demands it may acquire against the Secured Party arising out of the exercise by it of any rights hereunder. The Pledgor hereby waives and releases to the fullest extent permitted by law any right or equity of redemption with respect to the Collateral, whether before or after sale hereunder, and all rights, if any, of marshalling the Collateral and any other security for the Secured Obligations or otherwise. At any such sale, unless prohibited by applicable law, the Secured Party or any custodian may bid for and purchase all or any part of the Collateral so sold free from any such right or equity of redemption. Neither the Secured Party nor any custodian shall be liable for failure to collect or realize upon any or all of the Collateral or for any delay in so doing, nor shall it be under any obligation to take any action whatsoever with regard thereto. The Secured Party shall not be obligated to clean-up or otherwise prepare the Collateral for sale.

(d) If the Secured Party shall determine to exercise its rights to sell all or any of the Collateral pursuant to this Section, the Pledgor agrees that, upon request of the Secured Party, the Pledgor will, at its own expense, do or cause to be done all such acts and things as may be necessary to make such sale of the Collateral or any part thereof valid and binding and in compliance with applicable law.

13.     Volume Limitation Following an Event of Default and the transfer of the Pledged Shares to the Secured Party, the Secured Party shall limit its daily sales of the Pledged Shares into the Principal Market to five percent (5%) of the Average Daily Trading Volume.

14.     No Waiver and Cumulative Remedies The Secured Party shall not by any act (except by a written instrument pursuant to Section 15), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Event of Default. All rights and remedies herein provided are cumulative and are not exclusive of any rights or remedies provided by law.

15.     Security Interest Absolute The Pledgor hereby waives demand, notice, protest, notice of acceptance of this Agreement, notice of loans made, credit extended, Collateral received or delivered or other action taken in reliance hereon and all other demands and notices of any description. All rights of the Secured Party and liens and security interests hereunder, and all Secured Obligations of the Pledgor hereunder, shall be absolute and unconditional irrespective of:

(a)	any illegality or lack of validity or enforceability of any Secured Obligation or any related agreement or instrument;

(b)	(Reserved);

(c) any taking, exchange, substitution, release, impairment or non-perfection of any Collateral, or any taking, release, impairment, amendment, waiver or other modification of any guaranty, for all or any of the Secured Obligations;

(d)	(Reserved);

(e)	any default, failure or delay, wilful or otherwise, in the performance of the Secured Obligations;

(f) any defense, set-off or counterclaim (other than a defense of payment or performance) that may at any time be available to, or be asserted by, the Pledgor against the Secured Party; or

(g) any other circumstance (including, without limitation, any statute of limitations) or manner of administering the Loans or any existence of or reliance on any representation by the Secured Party that might vary the risk of the Pledgor or otherwise operate as a defense available to, or a legal or equitable discharge of, the Pledgor or any other grantor, guarantor or surety.

16.     Amendments None of the terms or provisions of this Agreement may be amended, modified, supplemented, terminated or waived, and no consent to any departure by the Pledgor therefrom shall be effective unless the same shall be in writing and signed by the Secured Party and the Pledgor, and then such amendment, modification, supplement, waiver or consent shall be effective only in the specific instance and for the specific purpose for which made or given.

17.     Addresses For Notices All notices and other communications provided for in this Agreement shall be in writing and shall be given in the manner and become effective as set forth in the Loan Agreement, and addressed to the respective parties at their addresses as specified on the signature pages hereof or as to either party at such other address as shall be designated by such party in a written notice to each other party.

18.     Continuing Security Interest; Further Actions This Agreement shall create a continuing first priority lien and security interest in the Collateral and shall (a) subject to Section 19, remain in full force and effect until payment and performance in full of the Secured Obligations, (b) be binding upon the Pledgor, its successors and assigns, and (c) inure to the benefit of the Secured Party and its successors, transferees and assigns; provided that the Pledgor may not assign or otherwise transfer any of its rights or obligations under this Agreement without the prior written consent of the Secured Party.

19.     Termination; Release On the date on which all Loans and other Secured Obligations have been paid and performed in full, the Secured Party will, at the request and sole expense of the Pledgor, (a) duly assign, transfer and deliver to or at the direction of the Pledgor (without recourse and without any representation or warranty) such of the Collateral as may then remain in the possession of the Secured Party, together with any monies at the time held by the Secured Party hereunder, and (b) execute and deliver to the Pledgor a proper instrument or instruments acknowledging the satisfaction and termination of this Agreement.

20.     GOVERNING LAW This Agreement and the Loan Agreement and any claim, controversy, dispute or cause of action (whether in contract or tort or otherwise) based upon, arising out of or relating to this Agreement or the Loan Agreement (except, as to the Loan Agreement, as expressly set forth therein) and the transactions contemplated hereby and thereby shall be governed by, and construed in accordance with, the laws of the State of New York.

21.     Counterparts This Agreement and any amendments, waivers, consents or supplements hereto may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page to this Agreement by facsimile or in electronic (i.e., “pdf” or “tif”) format shall be effective as delivery of a manually executed counterpart of this Agreement. This Agreement and the Loan Agreement constitute the entire contract among the parties with respect to the subject matter hereof and supersede all previous agreements and understandings, oral or written, with respect thereto.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

Axxess Pharma, Inc., as Borrower

By:	/s/ Peter Daniel Bagi
Name: Peter Daniel Bagi
Title: Chief Executive Officer
Address for Notices:

Peter Daniel Bagi, as Pledgor

/s/ Peter Daniel Bagi

Address for Notices:

Beaufort Capital Partners LLC, as Secured Party

By	/s/ Leib Schaeffer
Name:	Leib Schaeffer
Title:	Managing Member

Address for Notices:
Beaufort Capital Partners LLC
660 White Plains Road, Suite 455
Tarrytown, NY 10591

SCHEDULE 1

  PLEDGED SHARES

Pledgor	Pledged Shares*

Daniel Bagi	2,000,000

Total Pledged Shares*#:	2,000,000

*In the event the Closing Price decreases by fifty percent (50%) or more from the date hereof to the date of an Event of Default, the Pledged Shares shall be increased as follows:

i.	A 50% to 60% decrease in Closing Price shall increase the Pledged Shares (pro rata by Pledgor) by 10%.

ii.	A 60% to 70% decrease in Closing Price shall increase the Pledged Shares (pro rata by Pledgor) by 20%.

iii.	A 70% to 80% decrease in Closing Price shall increase the Pledged Shares (pro rata by Pledgor) by 30%.

iv.	An 80% to 90% decrease in Closing Price shall increase the Pledged Shares (pro rata by Pledgor) by 40%.

v.	A 90% to 100% decrease in Closing Price shall increase the Pledged Shares (pro rata by Pledgor) by 50%.

# In the event only one $125,000 tranche of the Loans is delivered to the Borrower by the Secured Party on or before the Maturity Date, then the Pledged Shares shall be reduced by one-half (1/2).